UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___________)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒  Preliminary Proxy Statement
☐  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional materials
☐  Soliciting Material Pursuant to § 240.14a-12

EESTECH, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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EESTECH, INC.
1260 S. Highway 89, Building 1, Suite H-5
Chino Valley, Arizona 86323

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 15, 2007

TO THE STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting of Stockholders of EESTech, Inc., a Delaware corporation (the "Company"), will be held on October 15, 2007 at 10:00 a.m., local time, at the offices of EESTech Australia Pty Ltd, a subsidiary of the Company located at 447 Upper Edward Street, Spring Hill, Queensland, Australia, 4000, to consider and act upon a proposal to amend the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock from twenty million (20,000,000) to one hundred million (100,000,000).

The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on September 13, 2007 are entitled to notice of and to vote at the special meeting. In the event there are not sufficient shares represented for a quorum or sufficient votes to approve the proposal to amend to the Certificate of Incorporation at the time of the special meeting, the special meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the special meeting will be available for inspection at the Company's principal executive offices for a period of ten days prior to the special meeting and will also be available at the special meeting.

All stockholders are cordially invited to attend the special meeting in person. However, to assure your representation at the special meeting, you are urged to sign, date, and return the enclosed proxy as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the special meeting may vote in person even if he or she returned a proxy. However, if a stockholder's shares are held by a broker, bank or other nominee and the stockholder wishes to vote at the special meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Murray Bailey
Murray Bailey
President

Brisbane, Queensland, Australia

September [24], 2007

EESTECH, INC.
1260 S. Highway 89, Building 1, Suite H-5
Chino Valley, Arizona 86323

PROXY STATEMENT

INTRODUCTION

The enclosed proxy is solicited on behalf of the Board of Directors of EESTech, Inc., a Delaware corporation (the "Company"), for use at the special meeting of the Stockholders (the "Special Meeting") to be held on October 15, 2007 at 10:00 a.m. local time, at the offices of EESTech Australia Pty Ltd, a subsidiary of the Company located at 447 Upper Edward Street, Spring Hill, Queensland, Australia, 4000, for the purposes of submitting for stockholder approval an amendment (the "Amendment") to the Company's Certificate of Incorporation to increase the authorized shares of common stock from twenty million (20,000,000) to one hundred million (100,000,000) and any postponement or adjournment thereof.

The Company intends to begin mailing this proxy statement and accompanying proxy card on or about September [24], 2007 to all stockholders entitled to vote at the special meeting.

If the Amendment is approved at the Special Meeting, the Company anticipates that it will be filed with the Delaware Secretary of State on or about October 15, 2007.

INFORMATION CONCERNING SOLICITIATION AND VOTING

Record date and Share Ownership

The stockholders of record at the close of business on September 13, 2007 (the "Record Date") are entitled to notice of and to vote at the special meeting. At the Record Date, 19,762,358 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding and held of record by approximately 185 stockholders.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company (Attention: Ian Hutcheson, Secretary) of a written notice of revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person.

Quorum and Vote Required

The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of the Company's Common Stock (the "Voting Capital Stock") issued and outstanding on the Record Date, accounted for together as a single class. The affirmative vote of the holders of a majority of the outstanding shares of Voting Capital Stock present at the Special Meeting and entitled to vote thereat is necessary for approval of the Amendment. Each holder of Common Stock is entitled to one vote for each share held. Abstentions and broker non-votes (which may occur if a beneficial owner of stock whose shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment. Abstentions and broker non-votes are counted as shares present for the purpose of determining whether the shares represented at the special meeting constitute a quorum.

Solicitation

The attached proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, the Company may retain the services of one or more firms to assist in the solicitation of proxies, and may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date, as to (i) each entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock and (ii) each director and officer of the Company:

	Amount and	Percentage
	Nature of	of
Named and Address of Beneficial Owner	Beneficial Ownership	Class

Murray Bailey - Chairman of the Board, President, and Director 14 Southern Cross Drive Cronin Island, Queensland 4217	143,610	*
Gaylord Beeson - Director 2038 Wegis Avenue Bakersfield, California 93314	135,000	*
Ian Hutcheson - Company Secretary and Chief Financial Officer 61 Greenford Street Chapel Hill, Queensland 4069	100,000	*
Directors and executive Officers as a group	378,610	*
*Indicates less than 2%

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by the person that are currently exercisable within 60 days are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes above the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

PROPOSAL NO.1:

APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

At a meeting of the Board of Directors held on August 31, 2007, the Board of Directors unanimously approved, and are recommending to the Company’s stockholders for approval, the Amendment to the Company’s Certificate of Incorporation that would increase the number of authorized shares of common stock from the twenty million (20,000,000) shares presently authorized to one hundred million (100,000,000) shares. The Board of Directors has determined that this amendment is advisable and in the best interests of the Company and its stockholders.

As approved by the Board of Directors, subject to stockholder approval at the special meeting, Article FOURTH of the Company’s Certificate of Incorporation would be amended in its entirety to read as follows:

“FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred million (100,000,000). All such shares are to be with a par value of $.001 and are to be of one class.”

Reasons for the Amendment

Currently, the Company is authorized to issue 20,000,000 shares of common stock. Of the 20,000,000 shares of common stock authorized, as of the Record Date, there were 19,762,358 shares of Common Stock issued and outstanding and no shares of Common Stock reserved for issuance upon the exercise of outstanding options, including, without limitation, the benefit plans of the Company. Consequently, the Company has approximately 337,000 shares of Common Stock available for general corporate purposes.

The Company has issued convertible notes totaling USD $500,000.00 as of August 31, 2007 that may be converted to Common Stock at a strike price of USD $0.60 per share. The right to convert such convertible notes is conditioned upon the Stockholders approval of the Amendment.

Further, the Company has obtained a loan of funds equal to USD $1,425,306.00 through a convertible loan facility, the outstanding debt of which may be converted to Common Stock. The right to convert such loan funds is conditional upon the Stockholders approval of the Amendment.

As a general matter, the Board of Directors does not believe the currently available number of unissued shares of Common Stock is an adequate number of shares to assure that there will be sufficient stock available for issuance in connection with possible future acquisitions, equity and equity-based financings, possible future awards under employee benefit plans, stock dividends, stock splits, and other corporate purposes. Therefore, the Board of Directors has proposed the increase in authorized shares of Common Stock as a means of providing it with the flexibility to act with respect to the issuance of Common Stock or securities exercisable for, or convertible into, Common Stock in circumstances which it believes will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Certificate of Incorporation at that time.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of Common Stock or securities convertible into Common Stock from time to time to raise additional capital necessary to support future growth of the Company. If stockholders approve the Amendment, then the Board of Directors would have more flexibility to pursue opportunities to engage in possible future capital market transactions involving Common Stock or securities convertible into Common Stock, including, without limitation, public offerings or private placements of such Common Stock or securities convertible into Common Stock.

In addition, the Company’s growth strategy may include the pursuit of further acquisitions of economically and environmentally sustainable technologies or selective acquisitions to expand its product base and geographic markets. The Company could also use the additional Common Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments.

The Company is currently evaluating a number of opportunities involving the commercialization of the Hybrid Coal Gas Turbine (“HCGT”) Technology. The scope of this technology is discussed in further detail in the Company’s 10-QSB for the quarter ended June 30, 2007. The Board of Directors believes it is desirable to have the flexibility to use Common Stock or a combination of cash and stock as consideration in potential acquisitions.

The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such transaction may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

Ability of the Board to Issue Stock; Certain Issuances Requiring Shareholder Approval

If the Amendment is approved by the stockholders, the additional shares of Common Stock authorized by the amendment may be issued for any proper purpose from time to time upon authorization by the Board of Directors, without further approval by the stockholders unless required by applicable law, rule or regulation, including, without limitation, rules of any trading market that the Company’s Common Stock may trade at that time. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

Interest of the Directors and Officers of the Company in the Amendment

On May 2, 2007, Murray Bailey, who is one of the current Directors of the Company and who was a Director of the Company when the Amendment was unanimously approved by the Board of Directors, entered into a Consultancy Agreement with the Company (the “Bailey Agreement”), whereby Mr. Bailey agreed to serve as a consultant to and the president of the Company. A copy of the Bailey Agreement, which is incorporated herein by reference, was filed with the United States Securities and Exchange Commission by the Company on a Form 8-K dated May 2, 2007. Under the Bailey Agreement, Mr. Bailey is entitled to receive certain compensation from the Company, including two hundred fifty thousand (250,000) shares of Common Stock per annum. Further, as compensation for Mr. Bailey’s past and current services to the Company, he is entitled to receive two million five hundred thousand (2,500,000) shares of Common Stock upon the successful authorization and registration of the additional shares of Common Stock pursuant to the Amendment. At the time the Board of Directors approved the Amendment, Mr. Bailey voted in favor of the Amendment. However, at that time, Mr. Bailey did not have any substantial interest, direct or indirect, in the approval of the Amendment, other than as a stockholder of the Company.

Also on May 2, 2007, Australia Corporation Consulting Pty. Ltd. (“ACC”), a company owned by Ian Hutcheson, entered into a Consultancy Agreement with the Company (the “ACC Agreement”), whereby ACC agreed to serve as a consultant to the Company and provide Mr. Hutcheson to act as the Chief Financial Officer of the Company. A copy of the ACC Agreement, which is incorporated herein by reference, was filed with the United States Securities and Exchange Commission by the Company on a Form 8-K dated May 2, 2007. Under the ACC Agreement, ACC is entitled to receive certain compensation from the Company, including one hundred fifty thousand (150,000) shares of Common Stock per annum. Further, ACC is entitled to receive one million (1,000,000) shares of Common Stock upon the successful authorization and registration of the additional shares of Common Stock pursuant to the Amendment. Neither ACC nor Mr. Hutcheson has ever served the Company as a Director, and neither was involved in the approval of the Amendment.

Gaylord Beeson, one of the current Directors of the Company and who was a Director of the Company when the Amendment was approved by the Board of Directors does not have any substantial interest, direct or indirect, in the approval of the Amendment, other than as a stockholder of the Company.

Certain Effects of the Amendment

The increase in authorized shares of Common Stock is not being proposed as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved shares of Common Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common Stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Accordingly, the issuance of additional shares of Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed Amendment does not change the terms of the Common Stock. The additional Common Stock for which authorization is sought will have the same voting rights and liquidation rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

If approved by stockholders, it is anticipated that the Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State for the State of Delaware, which filing is expected to occur as soon as practicable after the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal intended to be presented at the Annual Meeting of Stockholders to be held in the first half of the 2008 fiscal year must be received by the Company’s Secretary at its principal office in Chino Valley, Arizona, not later than 31 days prior to the date of the Annual Meeting for inclusion in the Company’s Proxy Statement relating to the 2008 Annual Meeting of Stockholders. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of Common Stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for consideration and comply with the proxy rules of the SEC.

If a stockholder intends to present a proposal at the Company’s 2008 Annual Meeting without inclusion of the proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or before the date 31 days prior to the date of such meeting, proxies solicited by the Board of Directors will confer discretionary authority to vote on the proposal if presented at the meeting.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted to the Special Meeting. In any other matters to properly come before the meeting, then the person named in the enclosed form of proxy will vote the shares they represent in such manner as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Murray Bailey
Murray Bailey
President

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EESTECH, INC
SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 15, 2007

The undersigned stockholder(s) of EESTech, Inc, a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated September [24], 2007 , and hereby appoints Murray Bailey (President and Chief Executive Officer) and Ian Hutcheson (Company Secretary and Chief Financial Officer), or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of EESTech, Inc. to be held on October 15, 2007, at 10:00 a.m. local time, at the offices of EESTech, Australia Pty Ltd, a subsidiary of the Company located at 447 Upper Edward Street, Spring Hill, Queensland, Australia, 4000, and at any adjournment or adjournments thereof. The proxies are to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, as instructed below and in accordance with their judgment on all other matters which may properly come before the meeting. If no specification is made below, this proxy will be voted in favor of the proposal.

THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 1

Proposal to amend the EESTech, Inc. Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from twenty million (20,000,000) shares to one hundred million (100,000,000) shares:

☐FOR  ☐AGAINST  ☐ABSTAIN

and in their discretion, upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. If any other matters properly come before the meeting, the persons named in this proxy will vote, in their discretion.

Dated:...............	PLEASE SIGN exactly as your name appears at left

.................................................
Joint owners should each sign. Executors, administrators, Trustees, etc should so indicate when signing.

Address Change? Mark Box ☐ Indicate change at left